UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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BARRETT BUSINESS SERVICES, INC.
(Name of registrant as specified in its charter)

ESTATE OF WILLIAM W. SHERERTZ KIMBERLY J. JACOBSEN SHERERTZ CHARLES M. GILLMAN
(Name of person(s) filing proxy statement, if other than the registrant)

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Headline: Shareholder Group Expresses Support for CEO, Management, and Branch Managers of Barrett Business Services; Group intends to make changes to the Board of Directors

Vancouver, Washington – A shareholder group that includes Kimberly J. Jacobsen Sherertz, the estate of her late husband William Sherertz, and others expressed its support for Barrett Business Service’s CEO, management, and branch managers.

Says Kimberly Sherertz, “Barrett’s branch managers are the lifeblood of the company, which my late husband built from the ground up. The Board slate, which the shareholder group proposes, will be composed of proven business leaders with expertise in sales, marketing, technology and organic growth. This new Board will work to provide branch managers with additional products, technology, and tools that add value for their client base. Just as importantly, the new Board will make sure that each Branch Manager has the support needed to allow the branch manager to effectively accelerate the number of new clients that the Branch Manager is able to bring on to our platform.” She continued: “I very much look forward to introducing Barrett’s CEO, Mike Elich, to the Board slate. I also look forward to introducing each of Barrett’s large shareholders to the Board slate. This Board slate is the right group to dramatically increase the value of Barrett’s stock over the short, medium, and long term through organic sales growth. This same sales growth will enhance the level of opportunity for each of our Branch Managers, and for Mr. Elich.”

BARRETT SECURITY HOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE IDENTITY OF THE PARTICIPANTS IN THE POTENTIAL PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT HOLDINGS, IN THE SCHEDULE 13D AMENDMENTS FILED BY THEM WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO BARRETT ON OCTOBER 6 AND NOVEMBER 22, 2011, AND AVAILABLE AT THE SEC’S WEBSITE FOR NO CHARGE AT WWW.SEC.GOV. IF A PROXY STATEMENT IS COMPLETED AND FILED, BARRETT SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, AND SECURITY HOLDERS SHOULD RELY ON SUCH PROXY STATEMENT AND NOT ON THIS RELEASE. THE PROXY STATEMENT, IF FILED, AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES, WILL BE AVAILABLE FOR NO CHARGE AT THE SEC’S WEBSITE.

Contact:

Frederic Dorwart

FREDERIC DORWART, LAWYERS

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